UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
FILED BY THE REGISTRANT   ☒
FILED BY A PARTY OTHER THAN THE REGISTRANT   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
EXCELSIOR FUNDS, INC.
EXCELSIOR FUNDS TRUST
EXCELSIOR TAX-EXEMPT FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

(2)	AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

(3)	PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

(4)	PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

(5)	TOTAL FEE PAID:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	AMOUNT PREVIOUSLY PAID:

(2)	FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)	FILING PARTY:

(4)	DATE FILED:

Excelsior Funds Proxy Background Information and Script for SI Client Calls
Background Information for Schwab Team (do not read this section to clients)
The Excelsior Funds is holding a shareholder meeting on Friday, March 30, 2007. Proxy materials were mailed in late January to shareholders of record as of January 8, 2007. A reminder mailing was sent the week of February 19 with an additional follow up mailing scheduled for the week of March 5.
There is one proposal on the proxy: The Board of Directors of Excelsior Funds (the “Funds”) is seeking shareholder approval of new investment advisory agreements with UST Advisers, Inc. (“USTA”) and United States Trust Company, National Association, on behalf of its Asset Management Division, U.S. Trust New York Asset Management Division (“USTNA”). The Board is recommending that shareholders vote FOR the approval of the new investment advisory agreements.
Why shareholders are being asked to approve the new investment advisory agreements. On November 20, 2006, The Charles Schwab Corporation (“Schwab”) announced an agreement to sell U.S. Trust Corporation (“U.S. Trust”), a wholly-owned subsidiary of Schwab, to the Bank of America Corporation (the “Sale”). The Sale includes all of U.S. Trust’s subsidiaries, including USTA and USTNA.
Under the Investment Company Act of 1940, the change in ownership of U.S. Trust may result in the assignment, and automatic termination, of the Funds’ current investment advisory agreements with USTA and USTNA.
Consequently, the Funds will need to enter into new investment advisory agreements with USTA and USTNA (the “New Advisory Agreements”) upon the closing of the Sale and must receive approval of the Board and the shareholders of the Funds. On January 8, 2007, the Board approved the New Advisory Agreements under which, subject to approval by the Funds’ shareholders, USTA and USTNA will continue to serve as investment advisers to the Funds after the Sale is completed.
Several SI clients hold large positions within the Funds (see attached excel workbook). The purpose of these calls is to reach out to clients on that list and find out if they have voted their proxy and if not, encourage them to vote as soon as possible, or arrange for a re-mail if materials were not received or have been tossed.
Script for calls:
1) Ask client if they have voted their Excelsior Fund proxy yet. If YES, thank and end call.
2) If they have not voted: Ask them if they received the materials sent out in January 2007?
(A) If YES, they have received the materials, encourage them to vote as soon as possible, preferably by internet or telephone, following the instructions on the proxy cards.

If they indicate they need help voting, or have questions about the proposal, instruct them to call the solicitor, D.F. King & Co., at 1-888-414-5566.

(B) If proxy materials were NOT received or a new copy is requested: Record the client name, address and account number and e-mail to Shelly Taylor and David Rosenberg and we’ll request a re-mail by ADP.
3) Thank them for their assistance and end call.